Exhibit 99.1
Press Release Announcing Results of Operations for the
Fiscal Quarter Ended March 31, 2009

Investor Contact:	George Gresham, CFO
(702) 855-3005

Media Contact:	Adria Greenberg
Sommerfield Communications, Inc.
(212) 255-8386
Global Cash Access Reports First Quarter 2009 Results
Revenues of $181.7 Million up 26.6% and Cash Earnings per
Share of $0.18 up 20% Compared to Prior Year Quarter
Announces $25 Million Share Repurchase Program
Las Vegas, NV — May 6, 2009 — Global Cash Access Holdings, Inc. (NYSE:GCA) (the “Company”) today announced financial results for the quarter ended March 31, 2009.
Fiscal First Quarter 2009 Results
For the quarter ended March 31, 2009, revenues were $181.7 million, an increase of 26.6% over the $143.5 million in revenues recorded in the same quarter last year. Operating income was $19.3 million, an increase of 5% over the $18.3 million recognized in the prior year’s first quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) increased to $24.0 million from $21.5 million in the same quarter last year, an 11.6% increase. Income from continuing operations in the first quarter of 2009 was $9.1 million, up 49% from the first quarter of 2008. Diluted earnings per share from continuing operations were $0.12 in the first quarter of 2009 (on 77.4 million diluted shares) as compared to $0.08 in the first quarter of 2008 (on 77.2 million diluted shares). Cash earnings per share from continuing operations (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.18 in the first quarter of 2009, a 20% increase from the $0.15 reported in the prior year’s first quarter.
The Company’s results for the quarter include the operations of Certegy Gaming Services, Inc., which was acquired in April of 2008, and Cash Systems, Inc., which was acquired in August of 2008.
“We are very pleased with our results for the first quarter. We continue to focus on being the low cost producer in the industry while we further the development of new proprietary products. We feel that with our recent acquisitions and diverse portfolio, we are positioned well for growth in the future,” said Scott Betts, President and Chief Executive Officer of the Company. “Given the continued cash generating capabilities of the Company, our Board of Directors recently authorized a $25 million share repurchase program which allows for an accretive investment but is modest enough to provide for significant financial flexibility until the market rebounds.”

2009 Outlook
The Company reiterates its expectations for 2009 revenue to be between $700 and $730 million and EBITDA to be between $95 and $101 million. Diluted earnings per share from continuing operations are expected to be between $0.44 and $0.50. Cash earnings per share are expected to be between $0.70 and $0.76.
The foregoing expectations reflect the following assumptions:
•	Expense investments in product and processing platforms of between $2 million and $4 million;

•
Average 30-day LIBOR of 1.3% in effect during the period and average outstanding balances subject to 30-day LIBOR, including off-balance sheet amounts outstanding under the Company’s Amended and Restated Treasury Services Agreement with Bank of America, N.A., of $430 million;

•	An effective tax rate for the full year of approximately 38%;

•	Cash outlays for capital expenditures to approximate those amounts disbursed in 2008; and

•	Diluted issued shares of approximately 77 million.
Investor Conference Call and Webcast
GCA will host an investor conference call to discuss its first quarter 2009 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (800) 299-0148 or for international callers (617) 801-9711; the conference ID is 43092360. A replay will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the conference ID is 64179179. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that our recent acquisitions will drive growth, and provide additional operational improvements and cost savings; (b) our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share expectations and the assumption upon which they are based; (c) our intention that our expense investment in platforms will be between $2 million and $4 million; (d) our expectation that average 30-day LIBOR for the period will be 1.3% and our average outstanding balances subject to 30-day LIBOR will be $430 million; (e) our expectation that our effective tax rate for the full year 2009 will be approximately 38%; (f) our expectation that cash outlays for capital expenditures to approximate those amounts disbursed in 2008; (g) our assumption that there will be approximately 77 million diluted shares issued; and (h) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may impact our ability to drive growth, or achieve operational improvements or cost savings; (b) reduced demand for or increased competition with our products and services that affects our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share; (c) unexpected events that may require us to incur additional expense investment in our platforms; (d) unexpected adjustments to average 30-day LIBOR or the amount of outstanding balances subject to 30-day LIBOR; (e) with respect to our expectation that our effective tax rate will be approximately 38% for the full year 2009 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (f) unexpected events that may require capital expenditures to materially differ from those amounts disbursed in 2008; and (g) unanticipated share issuances or redemptions, and (h) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 13, 2009 and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:
Global Cash Access, Inc.
George Gresham, CFO
702-855-3005
IR@gcamail.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$70,652	$77,148
Restricted cash and cash equivalents	808	388
Settlement receivables	37,018	51,604
Other receivables, net	9,977	16,759
Prepaid and other assets	11,752	11,867
Assets held for sale	949	1,540
Property, equipment and leasehold improvements, net	23,672	24,419
Goodwill, net	184,138	183,929
Other intangibles, net	33,181	34,982
Deferred income taxes, net	151,122	156,514

Total assets	$523,269	$559,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$46,615	$79,150
Accounts payable	40,614	35,561
Accrued expenses	13,895	17,811
Borrowings	250,500	265,750

Total liabilities	351,624	398,272

COMMITMENTS AND CONTINGENCIES (NOTE 5)

Retained earnings
Common stock, $0.001 par value, 500,000 shares authorized and 84,004 and 82,961 shares issued at March 31, 2009 and December 31, 2008, respectively	83	83
Additional paid in capital	173,959	172,119
Retained earnings	46,772	37,659
Accumulated other comprehensive income	1,097	1,243
Treasury stock, at cost, 6,024 and 6,017 shares at March 31, 2009 and December 31, 2008, respectively	(50,244)	(50,226)

Total Global Cash Access Holdings, Inc. shareholders’ equity	171,667	160,878

Minority interest	(22)	0

Total shareholders’ equity	171,645	160,878

Total liabilities and stockholders’ equity	$523,269	$559,150

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Cash advance	$81,366	$73,388
ATM	86,423	59,772
Check services	10,827	7,681
Central Credit and other revenues	3,059	2,644

Total revenues	181,675	143,485

Cost of revenues (exclusive of depreciation and amortization)	(137,170)	(103,374)
Operating expenses	(20,462)	(18,640)
Amortization	(2,220)	(1,362)
Depreciation	(2,551)	(1,855)

OPERATING INCOME	19,272	18,254

INTEREST INCOME (EXPENSE), NET
Interest income	114	942
Interest expense	(4,768)	(7,664)

Total interest income (expense), net	(4,654)	(6,722)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	14,618	11,532

INCOME TAX PROVISION	(5,555)	(5,430)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	9,063	6,102

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	32	(4,403)

NET INCOME	9,095	1,699
PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	14	46

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES	9,109	1,745

Foreign currency translation, net of tax	(146)	(85)

COMPREHENSIVE INCOME	$8,963	$1,660

Basic net income per share of common stock:
Continuing operations	$0.12	$0.08

Discontinued operations	$0.00	$(0.06)

Basic net income per share of common stock	$0.12	$0.02

Diluted net income per share of common stock:
Continuing operations	$0.12	$0.08

Discontinued operations	$0.00	$(0.06)

Basic net income per share of common stock	$0.12	$0.02

Weighted average number of common shares outstanding
Basic	77,368	77,182
Diluted	77,368	77,184
See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,095	$1,699
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	243	243
Amortization of intangibles	2,267	1,409
Depreciation	2,551	1,855
Provision for bad debts	2,657	9,092
Deferred income taxes	5,397	2,919
Stock-based compensation	1,840	1,945
Changes in operating assets and liabilities:
Settlement receivables	14,586	20,046
Other receivables, net	4,681	3,674
Prepaid and other assets	(128)	(342)
Settlement liabilities	(32,535)	(22,616)
Accounts payable	5,054	4,568
Accrued expenses	(3,944)	(5,267)

Net cash provided by operating activities	11,764	19,225

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and leasehold improvements	(1,805)	(1,955)
Purchase of other intangibles	(418)	(16)
Other	(621)	(3)

Net cash used in investing activities	(2,844)	(1,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	—	84,000
Repayments under credit facility	(15,250)	(250)
Purchase of treasury stock	(20)	(9,347)

Net cash (used in) provided by financing activities	(15,270)	74,403

(Continued)

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$(146)	$517

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,496)	92,171

CASH AND CASH EQUIVALENTS—Beginning of period	77,148	71,063

CASH AND CASH EQUIVALENTS—End of period	$70,652	$163,234

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$8,240	$11,080

Cash paid for income taxes, net of refunds	$47	$111

See notes to unaudited condensed consolidated financial statements.
OTHER DATA:

	2009	2008
Aggregate dollar amount processed (in billions):
Cash advance	$1.6	$1.5
ATM	4.2	3.3
Check warranty	0.4	0.3

Number of transactions completed (in millions):
Cash advance	3.2	2.7
ATM	22.4	16.2
Check warranty	1.8	1.3

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from
Continuing Operations to Diluted Earnings Per Share
from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended
	March 31,
	2009	2008
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations, net of tax	$9,063	$6,102
Plus: deferred tax amortization related to acquired goodwill	4,969	5,359

Cash earnings	$14,032	$11,461

Diluted cash earnings per share from continuing operations	$0.18	$0.15

Reconciliation of operating income to EBITDA
Operating income	$19,272	$18,254
Plus: amortization	2,220	1,362
depreciation	2,551	1,855

EBITDA	$24,043	$21,471

Weighted average number of common shares outstanding
Diluted	77,368	77,184